AGREEMENT

     THIS AGREEMENT is made the 21st day of December 1999, by and between Storage Area Networks, a Nevada corporation ("SAN"), Citadel Environmental Group, Inc. ("Citadel") and Steve Davis, an individual ("Davis").

     WHEREAS, Citadel desires to acquire all of the issued and outstanding shares of common stock of CoComp, Inc., a Colorado corporation ("CoComp") from the three CoComp shareholders, and concurrently with the closing of that transaction Citadel desires to compensate Davis for his work in connection with the transaction; and

     WHEREAS, SAN desires to make certain representations, warranties, covenants and agreements in connection with the transaction.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                  ARTICLE 1
                                COMPENSATION

     1.1 Closing of CoComp Transaction. On the Closing of Citadel's purchase of all of the issued and outstanding shares of common stock of CoComp, Citadel agrees to pay to Davis $125,000 in cash and to deliver to Davis a Promissory
Note in the form attached hereto as Exhibit 1.1, in the amount of $125,000 which is due on June 30, 2000.

     1.2 Stock of Citadel Environmental Group, Inc. ("Citadel"). Within 15 days following the effective date of the proposed reverse split of Citadel (which acquired SAN on January 7, 2000), SAN shall cause Citadel to issue to Davis shares of Citadel's common stock having a value of $500,000 based on the lower of the closing price on January 21, 2000, or the average closing price for the ten trading days prior to the date of issuance. Citadel agrees to use its best efforts to complete the proposed reverse split as soon as practicable following the Closing. In the event that the reverse split is not effective by July 21, 2000, Davis will have the option to receive, in lieu of the shares, a promissory note signed by Citadel and SAN and payable to Davis in the principal amount of $500,000. The note will bear interest at the rate of 12% per annum commencing January 21, 2000, and in the event of default, the note will bear interest at the rate of 18%, similar to the default provisions of Exhibit A. One-half of the principal plus accrued interest will be due on January 21, 2001, and the other one-half plus accrued interest will be due on January 21, 2002. The note will be convertible into common stock at a price equal to the lower of the closing price on January 21, 2000, or the average closing price for the twenty trading days prior to the date the note holder notifies the Company of his intention to convert.

                                 ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF SAN

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, SAN hereby represents and warrants to Davis:

     2.1 Organization. SAN is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification. SAN has entered into a binding agreement with Citadel Environmental Group, Inc. pursuant to which SAN will become a wholly owned subsidiary of Citadel in a transaction scheduled to close on or about January 7, 2000. A copy of the Agreement is attached as Exhibit 2.1.

     2.2 Capital. The authorized capital stock of SAN consists of 20,000,000 shares of Common Stock, $.005 par value, of which 2,400,000 are currently issued and outstanding and 5,000,000 shares of Preferred Stock, $.0001 par value, of which no shares are issued and outstanding. All of the issued and outstanding shares of SAN are duly authorized, validly issued, fully paid, and nonassessable. Except for common stock purchase warrants to purchase a total of 600,000 shares of Common Stock, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating SAN to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. SAN does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except as disclosed in Schedule 2.

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of SAN as of the date of this Agreement.

     2.5 Financial Statements. SAN has delivered to CoComp unaudited balance sheets and statements of operations for the year ended November 30, 1999 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of SAN as of November 30, 1999.

     2.6 Absence of Changes. Since November 30, 1999, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of SAN's knowledge, SAN has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of SAN or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither SAN nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to CoComp or have otherwise been disclosed to CoComp.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, SAN has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, CoComp and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of SAN. SAN shall make available to CoComp and/or its attorneys all books and records of SAN.

     2.10 Trade Names and Rights. SAN does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     2.11 Compliance with Laws. To the best of SAN's knowledge, SAN has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on SAN or its properties.

     2.12 Litigation. SAN is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of SAN, threatened against or affecting SAN or its business, assets or financial condition, except for matters which would not have a material affect on SAN or its properties. SAN is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Except as set forth on Schedule 2, SAN is not engaged in any lawsuit to recover any material amount of monies due to it.

     2.13 Authority. SAN has full corporate power and authority to enter into this Agreement. The board of directors of SAN has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of SAN and the performance of the obligations of SAN under this Agreement. No other corporate proceedings on the part of SAN are necessary to authorize the execution and delivery of this Agreement by SAN in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by SAN, and will be a valid and binding agreement of SAN, enforceable against SAN in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by SAN of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of SAN's knowledge: (a) materially violate any provision of SAN's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of SAN, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which SAN is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of SAN; or (e) violate any material statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which SAN is bound or subject.

     2.15 Validity of SAN Shares. The shares Citadel Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     2.16 Full Disclosure. None of the representations and warranties made by SAN herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by SAN, or on its behalf, contains or will contain any untrue statement of material fact.

     2.17 Assets. SAN has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.18 Material Contracts and Obligations. Attached hereto on Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which SAN is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by SAN in excess of $25,000; or which involve transactions or proposed transactions between SAN and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by CoComp and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.19 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by SAN in connection with: (a) the execution and delivery by SAN of this Agreement; (b) the performance by SAN of its obligations under this Agreement; or (c) the consummation by SAN of the transactions contemplated under this Agreement.

                               ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF DAVIS

     3.1 Investment Intent. Davis understands and acknowledges that the shares of Citadel Common Stock (the "Citadel Shares") are being offered in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 (the "Securities Act") for non-public offerings; and Davis makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of Shareholder as a purchaser of securities:

          (a) The Citadel Shares are being acquired solely for the account of Davis, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no intention of distributing or reselling any part of the Citadel Shares.

          (b) Davis agrees not to dispose of its Citadel Shares or any portion thereof unless and until counsel for Citadel shall have determined that the intended disposition is permissible and does not violate the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

          (c) Davis acknowledges that Citadel has made all documentation pertaining to all aspects of this transaction available to him, and has offered him an opportunity to discuss this transaction with the officers of Citadel.

          (d) Davis has relied solely upon independent investigations made by Davis.

                                   ARTICLE 4
                                   COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 Employment Agreement with Davis. Commencing on the Closing, SAN agrees to enter into an executive employment agreement with Davis which agreement will contain terms and conditions mutually agreeable to the parties.

                                   ARTICLE 5
                CONDITIONS PRECEDENT TO CITADEL'S PERFORMANCE

     5.1 Conditions. Citadel's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. Citadel may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Citadel of any other condition of or any of Citadel's rights or remedies, at law or in equity.

     5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Davis in this Agreement or in any written statement that shall be delivered to Citadel by Davis under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 Performance. Davis shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by him, on or before the Closing Date.

     5.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against any party hereto on or before the Closing Date.

     5.5 Closing of CoComp Transaction. The transaction in which Citadel is purchasing all of the issued and outstanding common stock of CoComp shall have closed.

                                  ARTICLE 6
                                   CLOSING

     6.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman Scott & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties, but in no event shall the Closing be later than January 31, 2000. At the Closing:

     6.2 Citadel shall deliver a certified or cashier's check payable to Davis for $125,000.

     6.3 Citadel shall deliver a Promissory Note in the amount of $125,000 in the form attached hereto as Exhibit 1.1 which is due on June 30, 2000.

                                   ARTICLE 7
                                 MISCELLANEOUS

     7.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     7.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     7.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     7.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     7.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     7.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     7.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

   Steve Davis:

          Steve Davis
          _________________
          _________________

   with a copy to:

          Patrick S. Scobie
          Scobie and Modang, LLC
          1660 S. Albion Street, Suite 918
          Denver, Colorado  80222

   SAN and Citadel:

          Storage Area Networks
          900 West Castleton Road
          Castle Rock, Colorado  80104

   with a copy to:

          Jon D. Sawyer
          Krys Boyle Freedman & Sawyer, P.C.
          600 17th Street, Suite 2700
          Denver, Colorado  80202
          Phone:  (303) 893-2300
          Fax:  (303) 893-2882

     7.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     7.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     7.10 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned transaction. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     7.11 Announcements. SAN and CoComp will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     7.12 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     AGREED TO AND ACCEPTED as of the date first above written.

                                  STORAGE AREA NETWORKS


/s/ Steve Davis                   By:/s/ L. W. Buxton
Steve Davis                          L. W. Buxton, President

                                  CITADEL ENVIRONMENTAL GROUP, INC.



                                  By:/s/ L. W. Buxton
                                     L. W. Buxton, President

                                  SCHEDULE 2

                             STORAGE AREA NETWORKS
                                   ("SAN")

2.4   The Officers and Directors of SAN are as follows:

          Name                            Position

      L. W. Buxton            President, Treasurer and Director

      Warren Smith            Vice President, Secretary, Treasurer and
                              Director

2.12 Litigation. SAN is involved in a lawsuit filed by SAN against 3SI, Inc., and the parties have recently reached a tentative settlement during mediation. a copy of the proposed settlement terms has been provided to Citadel.

                             PROMISSORY NOTE

$125,000                                                   January 21, 2000

     Storage Area Networks, a Nevada corporation ("Obligor"), for value received, hereby promises to pay to the order of Steve Davis ("Obligee"), in lawful money of the United States at a place to be designated in writing by Obligee, the principal sum of One Hundred Twenty-Five Thousand Dollars ($125,000.00), plus interest at the rate of 12% per annum.

     The $125,000 shall be paid on or before June 30, 2000.

     All accrued and unpaid interest will be due and payable every three months with the first payment due April 21, 2000.

     This Note may be prepaid, in whole or in part, at any time without permission or penalty.

     If payment on this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Colorado, such payment shall be made on the next succeeding business day.

     Immediately upon the occurrence of an "Event of Default" (as defined below), Obligee may, at its option, declare immediately due and payable the entire unpaid principal amount of this Note, together with all interest thereon, plus any other amounts payable at the time of such declaration pursuant to this Note. An Event of Default shall be defined as each of the following: (i) failure of Obligor to make any payment of principal within ten
(10) days after the due date; (ii) Obligor shall admit in writing its inability to pay its debts as they become due, shall make a general assignment for the benefit of creditors or shall file any petition for action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or (iii) an involuntary petition shall be filed against Obligor under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws of for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within thirty (30) days of the date hereof. Upon an Event of Default, unpaid principal or interest shall bear interest from the date of the Event of Default until paid in full at the rate of 18% per annum.

     If Obligee should institute collection efforts, of any nature whatsoever, to attempt to collect any and all amounts due hereunder upon the default of Obligor, Obligor shall be liable to pay to holder immediately and without demand all reasonable costs and expenses of collection incurred by Obligee, including, without limitation, reasonable attorney fees, whether or not suit or other action or proceeding be instituted and specifically including but not limited to collection efforts that may be made through a bankruptcy court.

     This Note shall be construed and governed by the laws of the State of Colorado without regard to otherwise applicable principles of conflicts of laws. The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note. No modification hereof shall be binding or enforceable against Obligee unless approved in writing by Obligee.

     Obligor hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. To the extent permitted by law, Obligor hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Obligee under the terms of this Note. The rights and privileges of Obligee under this Note shall inure to the benefit of his heirs, personal representatives, and assigns. All representations, warranties and agreements of Obligor made in connection with this Note shall bind Obligor's successors and assigns. The rights and remedies of Obligee under this Note shall be in addition to any other rights and remedies available to Obligee at law or in equity, all of which may be exercised singly or concurrently. The parties agree to the exclusive jurisdiction of the federal and state courts located in Denver, Colorado in connection with any matter arising hereunder, including the collection and enforcement hereof, except as the Obligee may otherwise elect. If any provision in this Note is found by a Court of competent jurisdiction to be invalid in any respect, such finding shall not effect or release the absolute obligation to repay the principal sum owed hereunder on or before the Maturity Date.

     IN WITNESS WHEREOF, intending to be legally bound, Obligor has duly executed this Promissory Note the day and year first above written by its duly authorized officer.

CITADEL ENVIRONMENTAL                   STORAGE AREA NETWORKS
  GROUP, INC.


By:/s/ Buck Buxton                      By:/s/ Buck Buxton
   Name:  Buck Buxton                      Name:  Buck Buxton
   Title:  President                       Title:  President